UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 13, 2025 (“Closing Date”), the Company and certain of its subsidiaries entered into a Loan and Security Agreement (“Loan Agreement”) with Hercules Capital, Inc. (“Hercules”) and the lenders party thereto, pursuant to which the lenders will make available up to four tranches of term loans in an aggregate principal amount of $100.0 million (the “Term Loan”), subject to certain terms and conditions.

Amount. The Loan Agreement provides for an aggregate of $100.0 million in term loans, which will be available to the Company in four tranches. The first Term Loan tranche was made on the Closing Date in an aggregate principal amount of $15.0 million. Upon the achievement of certain milestones and subject to other terms and conditions set out in the Loan Agreement, (i) the second Term Loan tranche will be made available in an aggregate principal amount of up to $25.0 million and (ii) the third Term Loan tranche will be made available in an aggregate principal amount of up to $15.0 million. The fourth Term Loan tranche will be made available in an aggregate principal amount of up to $45.0 million subject to the approval of the lenders.

Maturity Date. The Term Loan will mature on June 1, 2029 (the “Maturity Date”).

Interest Rate. The Term Loan bears interest equal to the greater of (a) the prime rate as reported in The Wall Street Journal plus 2.45% and (b) (i) 9.95% until December 31, 2025, and (ii) 9.45% thereafter.

Charges and fees. The Loan Agreement provides for an end of term charge equal to 6.25% of the funded loan amount, due at the earlier of prepayment or maturity. Pro-rata payment of any earned end of term charge will be due upon any partial prepayment. In addition, the Loan Agreement requires the Company to pay a facility charge of 1.0% of the Term Loan funded due at the Closing Date and of each subsequent Term Loan tranche at the time such tranche is funded. The Company will be required to pay a prepayment charge to the lenders in connection with certain voluntary prepayments of the Term Loans, which will be determined as a percentage of the Term Loans prepaid that decreases over time.

Term and Repayment. The Loan Agreement is for 48 months, with interest-only payments for an initial period of up to 24 months from the Closing Date, which may be extended up to 42 months upon achievement of certain milestones and subject to other terms and conditions set out in the Loan Agreement (the “Interest-Only Period”). After the Interest-Only Period, the Company will be required to repay in equal monthly installments the principal and interest until the Maturity Date.

Representations and Warranties and Covenant. The Loan Agreement includes customary representations and warranties and covenants associated with the Term Loan. Such terms include (1) covenants concerning financial and other reporting obligations, and (2) certain limitations on indebtedness, liens, investments, distributions (including dividends), collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, and deposit accounts. The Loan Agreement includes customary events of default, including payment defaults, breaches of representations and warranties, breaches of covenants following any applicable cure period and the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the Loan Agreement. In addition, the Loan Agreement includes affirmative and restrictive covenants, including maintenance of a minimum cash, cash equivalents and liquid funds covenant that applies beginning on April 1, 2026.

Collateral. The obligation under the Loan Agreement is secured by a security interest in substantially all of the Company’s  assets and the assets of its subsidiaries that are co-borrowers or guarantors. Upon the occurrence of an event of default, Hercules and the lenders will be entitled to exercise remedies, including acceleration of the Term Loan obligations and foreclosure on collateral.

The foregoing descriptions of the Loan Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement to be filed with the SEC in connection with the Company’s first quarter 2025 Form 10-Q filing.

Item 2.02 Results of Operations and Financial Condition

On May 13, 2025, Altimmune, Inc. (the “Company”) issued a press release announcing the Company’s financial results for its first quarter ended March 31, 2025. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 13, the Company issued a press release announcing the entering into of the Loan Agreement with Hercules. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.2 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description

99.1	Press Release of Altimmune, Inc. dated May 13, 2025

99.2	Press Release of Altimmune, Inc. dated May 13, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ Gregory Weaver
Name: Gregory Weaver
Title: Chief Financial Officer

Dated: May 13, 2025